EXHIBIT 5.1

STEVEN I. WEINBERGER, P.A.
1200 N. Federal Highway, Suite 200
Boca Raton, Florida 33432

December 22, 2016

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, NY 10170

Re:
Registration Statement on Form S-3 (the "Registration Statement"); Fusion Telecommunications International, Inc. (the "Company")

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission in connection with the registration for public resale of an aggregate of 2,431,091 shares of the Company’s issued and outstanding common stock (the “Shares”); all as described in the Company’s Registration Statement on Form S-3 to which this opinion relates.

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Certificate of Incorporation, as amended, and by-laws of the Company; (b) resolutions of the Board of Directors of the Company authorizing the issuance of the Shares; (c) the Registration Statement and the exhibits thereto; (d) the agreements, instruments and documents pursuant to which the Shares were issued; (e) applicable provisions of the Constitution of the State of Delaware, the corporate laws of the State of Delaware and published judicial and administrative interpretations thereof, and (f) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been legally issued, fully paid and non-assessable.

 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement; provided that such consent shall not constitute an admission that we are an “Expert” within the meaning of the Securities Act of 1933, as amended.

Sincerely,

/s/ STEVEN I. WEINBERGER, P.A.